Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,079,260
Unrealized Gain (Loss) on Market Value of Futures	107,070
Dividend Income	12,967
Interest Income	32,196
ETF Transaction Fees	350
Total Income (Loss)	$1,231,843

Expenses
General Partner Management Fees	$63,445
Professional Fees	31,363
Brokerage Commissions	10,014
Non-interested Directors' Fees and Expenses	630
Prepaid Insurance Expense	319
Total Expenses	105,771
Expense Waiver	(29,670)
Net Expenses	$76,101
Net Income (Loss)	$1,155,742

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/17	$109,528,390
Withdrawals (100,000 Shares)	(1,545,671)
Net Income (Loss)	1,155,742

Net Asset Value End of Month	$109,138,461
Net Asset Value Per Share (7,100,000 Shares)	$15.37

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612